Exhibit 3.109

ARTICLES OF ORGANIZATION FOR FLORIDA LIMITED LIABILITY COMPANY

ARTICLE I - Name:

The name of the Limited Liability Company is:

Ten Broeck Tampa, LLC
(Must end with the words “Limited Liability Company,” the abbreviation “L.L.C.,” or the designation “LLC.”)

ARTICLE II - Address:

The mailing address and street address of the principal office of the Limited Liability Company is:

Principal Office Address:	Mailing Address:

830 Crescent Centre Dr., Suite 610	830 Crescent Centre Drive
Franklin, TN 37067	Suite 610
Franklin, TN 37067

ARTICLE III - Registered Agent, Registered Office, & Registered Agent’s Signature:

(The Limited Liability Company cannot serve as its own Registered Agent. You must designate an individual or another business entity with an active Florida registration.)

The name and the Florida street address of the registered agent are:

CT Corporation System
Name

1200 South Pine Island Road
Florida street address (P.O. Box NOT acceptable)

Plantation FL 33324
City, State, and Zip

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent as provided for in Chapter 608, F.S..

Registered Agent’s Signature (REQUIRED)
Danny Verdecchia, Jr. Asst. Secretary

(CONTINUED)

ARTICLE IV - Manager(s) or Managing Member(s):

The name and address of each Manager or Managing Member is as follows:

Title:	Name and Address:

“MGR” = Manager
“MGRM” = Managing Member

MGRM	Acadia Merger Sub, LLC
830 Crescent Centre Drive, Suite 610
Franklin, TN 37067

(Use attachment if necessary)

ARTICLE V: Effective date, if other than the date of filing: December 31, 2013 at 11:45 P.M. EST
(OPTIONAL)
(The effective date: 1) cannot be prior to nor more than 90 days after the date this document is filed by the Florida Department of State; AND 2) must be the same as the effective date listed in the attached Certificate of Conversion, if an effective date is listed therein.)

REQUIRED SIGNATURE:

Signature of a member or an authorized representative of a member.
(In accordance with section 608.408(3), Florida Statutes, the execution of this document constitutes an affirmation under the penalties of perjury that the facts stated herein are true.)
Christopher L. Howard, Authorized representative of Member
Typed or printed name of signee

Filing Fees:

$125.00	Filing Fee for Articles of Organization and Designation of Registered Agent
$30.00	Certified Copy (Optional)
$5.00	Certificate of Status (Optional)